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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  July 18, 2001
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                              Datawatch Corporation
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               (Exact name of Registrant as Specified in Charter)

         Delaware                      000-19960                 020405716
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(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                                175 Cabot Street
                                    Suite 503
                                Lowell, MA 01851
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               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code  (978) 441-2200
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.    OTHER EVENTS

           A. Letter of Intent. On July 18, 2001, Datawatch Corporation (the "Company") announced that it had entered into a letter of intent to sell its Guildsoft distribution subsidiary for approximately $1.4 million, including a contingent payment of $280,000 due in 12 months based on sales of the Company's Monarch product through Guildsoft. Guildsoft will continue to be the exclusive distribution partner for the Company's channel products such as Monarch, Monarch Data Pump and Redwing in Europe, the Middle East and Africa. The sale of the Guildsoft subsidiary is expected to close by September 2001. Completion of the transaction is dependent upon satisfaction of customary closing conditions including due diligence. The press release announcing the signing of the letter of intent is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

           B. Reverse Stock Split. At a special meeting of stockholders of the Company held on July 23, 2001, an amendment to the Company's restated certificate of incorporation to effect a reverse stock split of the Company's common stock was approved by approximately 83% the Company's stockholders, and has been filed with the Secretary of State of Delaware. The Company's Board of Directors set the reverse split ratio at one-for-four and one-half (4.5). As a result of the reverse stock split, every four and one-half (4.5) shares of common stock will be combined into one share of common stock, and the total number of issued and outstanding shares of common stock will be reduced to approximately 2,527,000 shares.

           The reverse stock split became effective as of the close of business on July 23, 2001 and the Company anticipates that its shares of common stock will begin trading on the NASDAQ National Market on July 24, 2001 under the symbol "DWCHD". After twenty trading days, the "D" designation (signifying the reverse split) will be removed and the symbol will revert to "DWCH".

           The press release announcing the approval of the reverse stock split and the determination of the reverse stock split ratio is attached hereto as
Exhibit 99.2 and is hereby incorporated by reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

           (c)       Exhibits.
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Exhibit No.          Description
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99.1                 Press Release of the Company dated July 18, 2001
99.2                 Press Release of the Company dated July 23, 2001



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                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DATAWATCH CORPORATION


Date: July 23, 2001                    By: /s/ Robert Hagger
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                                           Robert Hagger
                                           President and Chief Executive Officer























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                                  EXHIBIT INDEX
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Exhibit No.            Description
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99.1                   Press Release of the Company dated July 18, 2001
99.2                   Press Release of the Company dated July 23, 2001
































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